Exhibit 99.1

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES FIRST QUARTER 2007 RESULTS

Results Exceed Previously Issued Guidance; Company Raises 2007 Outlook

Westlake Village, CA – May 2, 2007 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the first quarter ended March 31, 2007. Revenue, adjusted- EBITDA1 and diluted net income per common share for the quarter exceeded previously issued guidance.

“The first quarter was a great start to 2007 for ValueClick, with 34 percent revenue growth and all segments performing above plan,” said James Zarley, chairman and chief executive officer of ValueClick. “We continue to differentiate ourselves through a unique combination of technology, process, relationships, and our constant focus on industry best practices. The fundamentals of our businesses are strong, and I am confident in our ability to deliver strong growth and profitability in 2007.”

Revenue for the first quarter of 2007 was $156.9 million, above the high end of the Company’s previously issued guidance and an increase of $39.6 million, or 34 percent, from $117.3 million for the first quarter of 2006. First quarter 2007 results include three months of operations from Shopping.net, acquired in December 2006. Year-over-year pro-forma organic revenue growth was 33 percent in the first quarter of 2007.

Income before income taxes for the first quarter of 2007 was $32.1 million compared to $18.1 million for the first quarter of 2006. Adjusted-EBITDA for the first quarter of 2007 was $41.0 million, above the high end of the Company’s previously issued guidance and an increase of $13.7 million, or 50 percent, from $27.4 million for the first quarter of 2006.

Net income for the first quarter of 2007 was $18.6 million, or $0.18 per diluted common share, compared to $9.8 million, or $0.09 per diluted common share, for the first quarter of 2006. First quarter 2007 diluted net income per common share exceeded the Company’s previously issued guidance by $0.01.

The consolidated balance sheet as of March 31, 2007 includes $334 million in cash, cash equivalents and marketable securities, approximately $671 million in total stockholders’ equity and no long-term debt.

1 Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income before interest, income taxes, depreciation, amortization, and stock-based compensation. Please see the attached schedule for a reconciliation of GAAP net income to adjusted-EBITDA, and a discussion of why the Company believes adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Actual stock-based compensation expense may differ from these estimates based on the timing and amount of options granted, the assumptions used in option valuation and other factors. Actual income tax expense may differ from these estimates based on tax planning, changes in tax accounting rules and laws, and other factors.

Based on its first quarter results and outlook for 2007, ValueClick is raising its fiscal year 2007 guidance ranges, issued previously on February 21, 2007:

Fiscal Year 2007	Previous Guidance	Updated Guidance
Revenue	$645-$665 million	$655-$665 million
Adjusted-EBITDA	$175-$180 million	$177-$182 million
Diluted net income per common share	$0.78-$0.80	$0.79-$0.81

Fiscal year 2007 guidance for diluted net income per common share includes a reduction of $0.12 per diluted common share for stock-based compensation expense, and assumes a 42.5 percent effective tax rate.

Additionally, ValueClick is announcing guidance for the second quarter of 2007:

Second Quarter 2007	Guidance
Revenue	$157-$159 million
Adjusted-EBITDA	$40-$42 million
Diluted net income per common share	$0.17-$0.18

Second quarter 2007 diluted net income per common share guidance includes a reduction of $0.03 per diluted common share for stock-based compensation expense and assumes a 42.5 percent effective tax rate.

Conference Call Today
James Zarley, chairman and chief executive officer, and Sam Paisley, chief administrative officer, will present an overview of the results and other factors affecting ValueClick’s financial performance for the first quarter during a conference call and webcast on May 2, 2007 at 1:30PM PT. Investors and analysts may obtain the dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Replay information will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The passcode is 5077746.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, lead generation, ad serving and related technologies, and comparison shopping. ValueClick brands include Commission Junction, ValueClick Media, Mediaplex, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on March 1, 2007; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended March 31,
	(Unaudited)
	(Note 1)
	2007	2006

Revenue	$156,924	$117,287
Cost of revenue	47,047	39,237

Gross profit	109,877	78,050
Operating expenses:
Sales and marketing (Note 2)	48,452	31,374
General and administrative (Note 2)	17,541	16,831
Technology (Note 2)	8,927	8,046
Amortization of intangible assets	5,771	5,655

Total operating expenses	80,691	61,906

Income from operations	29,186	16,144
Interest income, net	2,939	1,918

Income before income taxes	32,125	18,062
Income tax expense	13,491	8,273

Net income	$18,634	$9,789

Basic net income per common share	$0.19	$0.10

Weighted-average shares used to compute basic net income per common share	99,562	102,026

Diluted net income per common share	$0.18	$0.09

Weighted-average shares used to compute diluted net income per common share	101,036	104,788

Note 1 – The condensed consolidated statements of operations include the results of Shopping.net from acquisition consummation date (December 1, 2006). Had this transaction been completed as of January 1, 2006, on an unaudited pro-forma basis, revenue would have been $118.0 million, and net income would have been $9.5 million, or $0.09 per diluted common share, for the three-month period ended March 31, 2006. These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had this transaction occurred on January 1, 2006, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation expense as follows:

	Three-month Period
	Ended March 31,
	(Unaudited)
	2007	2006
Sales and marketing	$1,028	$1,276
General and administrative	2,084	1,366
Technology	526	678

Total stock-based compensation expense	$3,638	$3,320

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended March 31,
	(Unaudited)
	2007	2006
Net Income	$18,634	$9,789
Less interest income, net	(2,939)	(1,918)
Plus income tax expense	13,491	8,273
Plus amortization of intangible assets	5,771	5,655
Plus depreciation and leasehold amortization	2,434	2,249
Plus stock-based compensation	3,638	3,320

Adjusted-EBITDA	$41,029	$27,368

Note 1 – “Adjusted-EBITDA” (earnings before interest, income taxes, depreciation, amortization, and stock-based compensation) included in this press release is a non-GAAP financial measure.

Adjusted-EBITDA, as defined above, may not be similar to adjusted-EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that adjusted-EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities and the costs associated with income tax expense, capital investments, and stock-based compensation expense which are not directly attributable to the underlying performance of the Company’s business operations. Management uses adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that adjusted-EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

VALUECLICK, INC.
SEGMENT OPERATING RESULTS
(Amounts in thousands)

	Three-month Period Ended
	March 31,
	(Unaudited)
	2007	2006
Media:
Revenue	$108,422	$79,385
Cost of revenue	38,532	33,736

Gross profit	69,890	45,649
Operating expenses	44,096	27,054

Segment income from operations	$25,794	$18,595

Comparison Shopping:
Revenue	$8,617	$5,546
Cost of revenue	1,349	293

Gross profit	7,268	5,253
Operating expenses	6,725	5,373

Segment income from operations	$543	$(120)

Affiliate Marketing:
Revenue	$32,798	$26,862
Cost of revenue	5,958	4,111

Gross profit	26,840	22,751
Operating expenses	9,889	8,863

Segment income from operations	$16,951	$13,888

Technology:
Revenue	$7,470	$5,775
Cost of revenue	1,452	1,325

Gross profit	6,018	4,450
Operating expenses	3,439	3,082

Segment income from operations	$2,579	$1,368

Total segment income from operations	$45,867	$33,731
Corporate expenses	(7,272)	(8,612)
Stock-based compensation	(3,638)	(3,320)
Amortization of intangible assets	(5,771)	(5,655)

Consolidated income from operations	$29,186	$16,144

Reconciliation of segment revenue to consolidated revenue:
Media	$108,422	$79,385
Comparison Shopping	8,617	5,546
Affiliate Marketing	32,798	26,862
Technology	7,470	5,775
Inter-segment eliminations	(383)	(281)

Consolidated revenue	$156,924	$117,287

VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$78,040	$76,769
Marketable securities, at fair value	256,304	204,825
Accounts receivable, net	100,593	107,785
Other current assets	16,750	13,611

Total current assets	451,687	402,990
Property and equipment, net	18,309	18,995
Goodwill	277,674	278,070
Intangible assets, net	85,384	91,383
Other assets	2,236	1,828

TOTAL ASSETS	$835,290	$793,266

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$94,743	$87,414
Non-current liabilities	69,419	62,143

Total liabilities	164,162	149,557
Total stockholders’ equity	671,128	643,709

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$835,290	$793,266

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three-month Period Ended March 31,
	(Unaudited)
	2007	2006
Cash flows from operating activities:
Net income	$18,634	$9,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,205	7,904
Non-cash, stock-based compensation expense	3,486	2,595
Benefit from deferred income taxes	(3,330)	(1,512)
Other non-cash adjustments	416	748
Changes in operating assets and liabilities	21,225	(2,058)

Net cash provided by operating activities	48,636	17,466

Cash flows from investing activities:
Net purchases of marketable securities	(51,326)	(5,431)
Purchases of property and equipment	(1,771)	(2,201)
Acquisition of businesses, net of cash acquired	—	(1,000)

Net cash used in investing activities	(53,097)	(8,632)

Cash flows from financing activities:
Proceeds from exercise of stock options	3,914	1,651
Excess tax benefits from stock option exercises	1,728	2,937
Repayment of capital lease obligations	—	(62)

Net cash provided by financing activities	5,642	4,526

Effect of foreign currency translations	90	318

Net increase in cash and cash equivalents	1,271	13,678

Cash and cash equivalents, beginning of period	76,769	46,875

Cash and cash equivalents, end of period	$78,040	$60,553